UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 6, 2007
(Date of Report (Date of Earliest Event Reported))
WM. WRIGLEY JR. COMPANY
(Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 North Michigan Avenue
Chicago, Illinois	60611

(Address of principal executive Offices)	(Zip Code)
(312) 644-2121

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.
     On February 6, 2007, Wm. Wrigley Jr. Company (the “Company”) issued a press release announcing the results of operations of the Company and financial condition for the fourth quarter and the full year ended December 31, 2006, a dividend increase and the closing of the acquisition of an 80 percent interest in A. Korkunov. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this report by reference.
Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 6, 2007, at a regularly scheduled meeting, the Board approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) revising Section 7.1 of the Bylaws to allow any of the executive chairman, the chief executive officer or the president of the Company to sign certificates of stock of the Company. The amendment to the Bylaws was effective immediately. The text of the amendment to the Bylaws is attached to this Current Report on Form 8-K as Exhibit 99.2.
     A copy of the Bylaws reflecting such changes can be found on the Company’s website at www.wrigley.com.
Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits
99.1 Wm. Wrigley Jr. Company Press Release dated February 6, 2007.
99.2 Text of Amendment to the Amended and Restated Bylaws of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY
By:	/s/ Howard Malovany
Name:	Howard Malovany
Title:	Vice President, Secretary and General Counsel

Date: February 8, 2007

INDEX TO EXHIBITS
(99) ADDITIONAL EXHIBITS
     99.1 Wm. Wrigley Jr. Company Press Release dated February 6, 2007.
     99.2 Text of Amendment to the Amended and Restated Bylaws of the Company.